Redfin Fourth-Quarter 2018 Revenue up 30% Year-over-Year to $124.1 Million

SEATTLE - February 14, 2019 - Redfin Corporation (NASDAQ: RDFN) today announced financial results for the fourth quarter and full year ended December 31, 2018. All financial measures, unless otherwise noted, are presented on a GAAP basis and include stock-based compensation as well as depreciation and amortization expenses.

Fourth Quarter 2018
Revenue increased 30% year-over-year to $124.1 million during the fourth quarter. Gross profit was $26.2 million, a decrease of 10% from $29.2 million in the fourth quarter of 2017. Gross margin was 21%, compared to 30% in the fourth quarter of 2017. Real estate services(1) gross profit was $27.8 million, a decrease of 6% from $29.7 million in the fourth quarter of 2017. Real estate services gross margin was 28%, compared to 33% in the fourth quarter of 2017. Operating expenses were $38.7 million, an increase of 23% from $31.5 million in the fourth quarter of 2017. Operating expenses were 31% of revenue, down from 33% in the fourth quarter of 2017.

Net loss was $12.2 million, compared to net loss of $1.8 million in the fourth quarter of 2017. Stock-based compensation was $6.0 million, up from $3.1 million in the fourth quarter of 2017. Depreciation and amortization was $2.3 million, up from $1.9 million in the fourth quarter of 2017. Interest income was $2.3 million and interest expense was $2.1 million, up from $0.5 million and zero, respectively, in the fourth quarter of 2017.

GAAP net loss per share, basic and diluted, was $0.14, compared to GAAP net loss per share, basic and diluted, of $0.02 in the fourth quarter of 2017.

Full Year 2018
Revenue increased 32% year-over-year to $486.9 million in 2018. Gross profit was $119.4 million, an increase of 7% from $111.8 million in 2017. Gross margin was 25%, compared to 30% in 2017. Operating expenses were $163.4 million, an increase of 28% from $127.8 million in 2017. Operating expenses were 34% of revenue, down from 35% in 2017.

Net loss was $42.0 million, compared to net loss of $15.0 million in 2017. Stock-based compensation was $20.4 million, up from $11.1 million in 2017. Depreciation and amortization was $8.5 million, up from $7.2 million in 2017.

GAAP net loss per share, basic and diluted, reflects accretion expense for changes in the fair value of our redeemable convertible preferred stock, which was outstanding prior to its conversion to common stock following our initial public offering ("IPO"). GAAP net loss per share, basic and diluted, was $0.49, compared to GAAP net loss per share, basic and diluted, of $4.47 in 2017. Adjusted net loss per share, basic and diluted,(2) which excludes accretion expense for changes in the fair value of our redeemable convertible preferred stock and assumes its conversion to common stock in connection with our IPO as of the first day of the reported period, was $0.49 and $0.20 in 2018 and 2017, respectively. As a result of the conversion of our redeemable convertible preferred stock in connection with our IPO, there was no accretion expense in 2018.

“Redfin’s fourth-quarter results again exceeded our expectations, with continued year-over-year gains in market share, and a new report showing that our customer satisfaction is 49% higher than our competitors’,” said Redfin CEO Glenn Kelman. “But what we’re most excited about are the first signs that our broader vision is coming to life in 2019: more Redfin homebuyers are choosing a Redfin mortgage because of an investment in local service, more Redfin home sellers are signing up for our concierge service to spruce up the home before its market debut, and then more of those home sellers are also meeting our agents to buy their next place. RedfinNow, our business of buying a home on our own account and then selling it, is increasingly drawing on our brokerage’s field organization and systems, giving us more confidence that we can grow this business quickly without having to build everything from scratch.”

Highlights

•	Reached market share of 0.81% of U.S. existing home sales by value in the fourth quarter of 2018, an increase of 0.10 percentage points from the fourth quarter of 2017.(3)

•	Redfin saved homebuyers and sellers over $31 million in the fourth quarter and over $154 million in 2018, compared to a 2.5% commission typically charged by traditional agents.

•
Earned a Net Promoter Score, a measure of customer satisfaction, that is 49% higher than competing brokerages’, as measured in a Redfin-commissioned November 2018 survey of people who bought or sold a home in the previous 12 months. 2018 marked the fourth consecutive year that our customer satisfaction was higher than that of traditional brokers.

•
Redfin continued to expand its nationwide footprint in 2018, launching brokerage services in four new markets: Asheville, NC, Connecticut, Palm Springs, CA and Spokane, WA. Redfin is now reaching customers across 89 markets total and services 77% of the U.S. population. In addition, Redfin introduced the 1% listing fee to Nashville and Salt Lake City in the fourth quarter.

•
Expanded Redfin Concierge Service to Seattle, where Redfin coordinates, supervises and pays for services such as deep cleaning, painting, staging and landscaping, all for a two percent listing fee. Redfin agents create a custom plan for each home to make sure it has a great debut on the market. The service is also available for homes $500K or higher in Los Angeles, Washington, D.C. and San Francisco, with additional markets slated to launch in 2019.

•
Redfin is now providing customers with an entirely digital home buying experience in markets that offer Redfin Mortgage. Through a new partnership with Notarize, Redfin Mortgage clients have the ability to close on a home quickly, easily and completely online. This is another example of Redfin using technology to improve the entire home-buying process from home search, mortgage application and approval, to purchasing and closing on a home.

•
Expanded Redfin Mortgage to Colorado. As of the end of 2018, Redfin Mortgage had launched in ten states and Washington, D.C., with plans to launch in additional states in the coming months. Customers in those states can now get conforming mortgages and jumbo loans, with a 30-day closing guarantee. By integrating a lending operation with Redfin's existing brokerage and title businesses, Redfin makes closing on a home more efficient.

•
Redfin increased our proportion of women technologists from 32 percent in 2017 to 33 percent in 2018. We continue to work towards our goal of 50 percent overall. We are also prioritizing racial and ethnic diversity, as we believe employing a diverse workforce will help us deliver better service to all people.

(1) Prior to reporting our financial results for the second quarter ended June 30, 2018, we had one reportable segment ("Real estate") that reflected revenue derived from commissions and fees charged on real estate services transactions closed by us or partner agents representing customers in buying and selling homes. Beginning with our financial results for the second quarter ended June 30, 2018, we recognized a new reportable segment ("Properties") that reflects revenue from when we sell homes that we previously bought directly from homeowners through RedfinNow. Concurrent with our recognition of the new "Properties" segment, we changed the name of our "Real estate" segment to "Real estate services." Prior to our financial results for the second quarter ended June 30, 2018, we included the results from our "Properties" segment as part of our "Other" segment.

(2) Adjusted net loss per share, basic and diluted, are non-GAAP financial measures as defined by the Securities and Exchange Commission ("SEC"). A reconciliation of GAAP to non-GAAP financial measures is provided below in the tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

(3) We calculate the aggregate value of U.S. home sales by multiplying the total number of U.S. existing home sales by the mean sale price of these homes, each as reported by the National Association of REALTORS®. We calculate our market share by aggregating the home value of real estate services transactions conducted by our lead agents or our partner agents. Then, in order to account for both the sell- and buy-side components of each transaction, we divide that value by two-times the estimated aggregate value of U.S. home sales.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of February 14, 2019, and are subject to substantial uncertainty.

For the first quarter of 2019 we expect:

•
Total revenue between $101.5 million and $105.1 million, representing year-over-year growth between 27% and 32% compared to the first quarter of 2018. Properties segment revenue between $15.0 million and $16.5 million is included in the guidance provided.

•
Net loss between $69.2 million and $67.8 million, compared to net loss of $36.4 million in the first quarter of 2018. This guidance includes approximately $6.6 million of expected stock-based compensation and $2.1 million of expected depreciation and amortization.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expansion of Redfin Concierge Service and Redfin Mortgage and our employee diversity goals, each as described under Highlights, and our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, which is available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have used non-GAAP financial measures, specifically adjusted net loss per share, basic and diluted, in this press release. The presentation of these financial measures is not intended to be considered in isolation or as a substitute of, or superior to, financial information prepared and presented in accordance with GAAP.

We believe these non-GAAP financial measures enable comparison of financial results between periods where net loss per share, basic and diluted, may vary independent of business performance. There are limitations associated with the use of non-GAAP financial measures as an analytical tool, in particular the adjustments to our GAAP financial measures reflect the exclusion of accretion expense, which is related to our redeemable convertible preferred stock that converted into common stock upon the completion of our IPO in August 2017. Included in weighted-average shares outstanding, basic and diluted, are shares of redeemable convertible preferred stock as if all such shares were converted to common stock on the first date of each period presented. These measures may be different from non-GAAP financial measures used by other companies, limiting its usefulness for comparison purposes. A reconciliation of adjusted net loss per share, basic and diluted, to net loss per share, basic and diluted, has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

About Redfin
Redfin (www.redfin.com) is a technology-powered residential real estate company. Founded by software engineers, we run the country's #1 most-visited brokerage website and offer a host of online tools to consumers, including the Redfin Estimate. We represent people buying and selling homes in over 85 markets throughout the United States and Canada. Our mission is to redefine real estate in the consumer’s favor. In a commission-driven industry, we put the customer first. We do this by pairing our own agents with our own technology to create a service that is faster, better, and costs less. Since our launch in 2006 through 2018, we have helped customers buy or sell more than 170,000 homes worth more than $85 billion.

Redfin-F

Contacts

Investor Relations
Elena Perron, 206-576-8610
ir@redfin.com

Public Relations
Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	Unaudited
Revenue	$124,129	$95,754	$486,920	$370,036
Cost of revenue (1)	97,920	66,583	367,496	258,216
Gross profit	26,209	29,171	119,424	111,820
Operating expenses
Technology and development (1)	13,692	11,287	53,797	42,532
Marketing (1)	8,054	6,072	44,061	32,251
General and administrative (1)	16,969	14,181	65,500	53,009
Total operating expenses	38,715	31,540	163,358	127,792
Loss from operations	(12,506)	(2,369)	(43,934)	(15,972)
Interest income	2,334	495	5,416	882
Interest expense	(2,071)	—	(3,681)	—
Other income, net	21	76	221	88
Net loss	$(12,222)	$(1,798)	$(41,978)	$(15,002)
Accretion of redeemable convertible preferred stock	$—	$—	$—	$(175,915)
Net loss attributable to common stock - basic and diluted	$(12,222)	$(1,798)	$(41,978)	$(190,917)
Net loss per share attributable to common stock - basic and diluted	$(0.14)	$(0.02)	$(0.49)	$(4.47)
Weighted average shares - basic and diluted	89,650,602	81,428,862	85,669,039	42,722,114

(1) Includes stock-based compensation as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	Unaudited
Cost of revenue	$1,506	$774	$5,567	$2,902
Technology and development	2,241	1,024	7,576	3,325
Marketing	231	124	662	487
General and administrative	1,988	1,151	6,633	4,387
Total	$5,966	$3,073	$20,438	$11,101

Redfin Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$432,608	$208,342
Restricted cash	6,446	4,316
Prepaid expenses	11,916	8,613
Accrued revenue, net	15,363	13,334
Inventory	22,694	3,382
Loans held for sale	4,913	1,891
Other current assets	2,307	328
Total current assets	496,247	240,206
Property and equipment, net	25,187	22,318
Intangible assets, net	2,806	3,294
Goodwill	9,186	9,186
Other assets	9,395	6,951
Total assets	542,821	281,955
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$2,516	$1,901
Accrued liabilities	30,837	26,605
Other payables	6,544	4,068
Warehouse credit facilities	4,733	2,016
Current portion of deferred rent	1,588	1,267
Total current liabilities	46,218	35,857
Deferred rent, net of current portion	11,079	10,668
Convertible senior notes, net	113,586	—
Total liabilities	170,883	46,525
Stockholders’ equity/(deficit)
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 90,151,341 and 81,468,891 shares issued and outstanding, respectively	90	81
Preferred stock—par value $0.001 per share; 10,000,000 shares authorized and no shares issued and outstanding	—	—
Additional paid-in capital	542,829	364,352
Accumulated deficit	(170,981)	(129,003)
Total stockholders’ equity	371,938	235,430
Total liabilities and stockholders’ equity	$542,821	$281,955

Redfin Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2018	2017
Operating activities
Net loss	$(41,978)	$(15,002)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	8,465	7,176
Stock-based compensation	20,438	11,101
Amortization of debt discount and issuance costs	2,584	—
Change in assets and liabilities
Prepaid expenses	(3,303)	(4,225)
Accrued revenue	(2,029)	(2,709)
Inventory	(19,312)	(3,382)
Other current assets	(1,978)	8,452
Other assets	(444)	223
Accounts payable	617	(252)
Accrued liabilities	4,191	5,115
Other payables	318	—
Deferred lease liability	(1,249)	749
Origination of loans held for sale	(86,023)	(11,008)
Proceeds from sale of loans originated as held for sale	83,001	9,117
Net cash provided by (used in) operating activities	(36,702)	5,355
Investing activities
Sales and maturities of short-term investments	—	2,741
Purchases of short-term investments	—	(992)
Purchases of property and equipment	(8,303)	(12,113)
Purchases of investments	(2,000)	—
Net cash used in investing activities	(10,303)	(10,364)
Financing activities
Proceeds from issuance of convertible senior notes, net	138,953	—
Proceeds from follow-on offering, net	107,593	—
Proceeds from exercise of stock options	23,407	3,003
Tax payment related to net share settlements on restricted stock units	(1,426)	—
Proceeds from initial public offering, net of underwriting discounts	—	148,088
Payment of initial public offering costs	—	(3,558)
Borrowings from warehouse credit facilities	83,842	10,746
Repayments of warehouse credit facilities	(81,125)	(8,730)
Other payables - deposits held in escrow	2,158	273
Net cash provided by financing activities	273,402	149,822
Net change in cash, cash equivalents, and restricted cash	226,397	144,813
Cash, cash equivalents, and restricted cash
Beginning of period	212,658	67,845
End of period	$439,055	$212,658
Supplemental disclosure of non-cash investing and financing activities
Conversion of redeemable convertible preferred stock to common stock	$—	$831,331
Accretion of redeemable convertible preferred stock	$—	$(175,915)
Stock-based compensation capitalized in property and equipment	$(522)	$(268)
Property and equipment additions in accounts payable and accrued expenses	$(82)	$(31)
Leasehold improvements paid directly by lessor	$(1,980)	$(822)

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended									Twelve Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Dec. 31, 2018	Dec. 31, 2017	Dec. 31, 2016
Monthly average visitors (in thousands)	25,212	29,236	28,777	25,820	21,377	24,518	24,400	20,162	16,058	27,261	22,623	16,215
Real estate services transactions
Brokerage	9,822	12,876	12,971	7,285	8,598	10,527	10,221	5,692	6,432	42,954	35,038	25,868
Partner	2,749	3,333	3,289	2,237	2,739	3,101	2,874	2,041	2,281	11,608	10,755	9,482
Total	12,571	16,209	16,260	9,522	11,337	13,628	13,095	7,733	8,713	54,562	45,793	35,350

Real estate services revenue per transaction
Brokerage	$9,569	$9,227	$9,510	$9,628	$9,659	$9,289	$9,301	$9,570	$9,428	$9,459	$9,429	$9,436
Partner	2,232	2,237	2,281	2,137	2,056	1,960	1,945	1,911	1,991	2,229	1,971	1,719
Aggregate	$7,964	$7,790	$8,048	$7,869	$7,822	$7,621	$7,687	$7,548	$7,481	$7,921	$7,677	$7,366

Aggregate home value of real estate services transactions (in millions)	$5,825	$7,653	$7,910	$4,424	$5,350	$6,341	$6,119	$3,470	$4,018	$25,812	$21,280	$16,199
U.S. market share by value	0.81%	0.85%	0.83%	0.73%	0.71%	0.71%	0.64%	0.58%	0.56%	0.81%	0.67%	0.54%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	66%	66%	68%	66%	69%	69%	69%	68%	71%	67%	69%	72%
Average number of lead agents	1,419	1,397	1,415	1,327	1,118	1,028	1,010	935	796	1,390	1,023	763

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	Unaudited
Revenue by segment
Brokerage revenue	$93,985	$83,045	$406,293	$330,372
Partner revenue	6,135	5,631	25,875	21,198
Total real estate services revenue	100,120	88,676	432,168	351,570
Properties revenue	21,604	5,147	44,993	10,491
Other revenue	2,476	1,931	9,882	7,975
Intercompany eliminations	(71)	—	(123)	—
Total revenue	$124,129	$95,754	$486,920	$370,036

Cost of revenue by segment
Real estate services cost of revenue	$72,294	$58,982	$309,069	$237,832
Properties cost of revenue	22,527	5,022	46,613	10,384
Other cost of revenue	3,170	2,579	11,937	10,000
Intercompany eliminations	(71)	—	(123)	—
Total cost of revenue	$97,920	$66,583	$367,496	$258,216

Gross profit by segment
Real estate services gross profit	$27,826	$29,694	$123,099	$113,738
Properties gross profit	(923)	125	(1,620)	107
Other gross profit	(694)	(648)	(2,055)	(2,025)
Total gross profit	$26,209	$29,171	$119,424	$111,820

Redfin Corporation and Subsidiaries
Reconciliation of GAAP to non-GAAP Financial Measures
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018*	2017*	2018*	2017
Net loss attributable to common stock, as reported	$(12,222)	$(1,798)	$(41,978)	$(190,917)
Adjustments
Add-back: Accretion of redeemable convertible preferred stock	—	—	—	175,915
Net loss attributable to common stock, adjusted	$(12,222)	$(1,798)	$(41,978)	$(15,002)
Non-GAAP adjusted net loss per share - basic and diluted	$(0.14)	$(0.02)	$(0.49)	$(0.20)
Weighted-average shares used to compute non-GAAP adjusted net loss per share — basic and diluted	89,650,602	81,428,862	85,669,039	75,064,269

Reconciliation of weighted-average shares used to compute net loss per share attributable to common stockholders, from GAAP to non-GAAP — basic and diluted
Weighted-average shares used to compute GAAP net loss per share attributable to common stockholders — basic and diluted	89,650,602	81,428,862	85,669,039	42,722,114
Adjustments
Conversion of redeemable convertible preferred stock as of beginning of period presented	—	—	—	32,342,155
Weighted-average shares used to compute non-GAAP adjusted net loss per share — basic and diluted	89,650,602	81,428,862	85,669,039	75,064,269

* All amounts for 2018 and for three month ended December 31, 2017 are presented on a GAAP basis and included for comparative purposes.